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                                                                    EXHIBIT 23.1

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                       Independent Auditors' Consent

     We consent to the incorporation by reference in the Registration Statements of National Media Corporation on Form S-3 (File Nos. 33-53252, 33-34303, 33-35301, 33-41916, 33-82618, 33-63841) and Form S-8 (File Nos.
33-34304, 33-60969, 33-63537) of our report with respect to the Consolidated Financial Statements of Positive Response Television, Inc. and Subsidiaries, dated March 25, 1996, included in the Current Report on Form 8-K of National Media Corporation, dated May 17, 1996, filed with the Securities and Exchange Commission.

                                        Deloitte & Touche LLP


Los Angeles, California
May 30, 1996